Exhibit 5








                                                           PAMELA F. CRAVEN
                                                       VICE PRESIDENT - LAW
                                                   LUCENT TECHNOLOGIES INC.
                                                                ROOM 3A-530
                                                        600 MOUNTAIN AVENUE
                                                      MURRAY HILL, NJ 07974

                                                     TELEPHONE 908 582-7897
                                                     FACSIMILE 908 582-6978

October 2, 1997

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, NJ 07974

Dear Sirs:

With reference to the registration statement on Form S-8 which Lucent Technologies Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 2,474,116 common shares, par value $.01 per share, (including an equal number of Preferred Share Purchase Rights that initially trade with the common shares) of the Company (the "Shares") which may be offered and sold by the Company under the Octel Communications Corporation 1995 Incentive Stock Plan, the Octel Communications Corporation 1996 Supplemental Stock Option Plan, the VMX, Inc. 1989 Stock Option Plan, VMX, Inc. 1986 Stock Option Plan, VMX, Inc. 1983 Stock Option Plan and the Opcom 1982 Incentive Stock Option Plan (collectively, the "Plans"), I am of the opinion that:

         1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and

         2. all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Plans and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.


                           Very truly yours,

                            /s/ Pamela F. Craven